Exhibit 99.1

For Further Information:

David A. Crittenden

Chief Financial Officer

dcrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Announces Third Quarter 2015 Earnings Release and Conference Call Dates and Provides Outlook

Warren, MI – September 29, 2015 — Universal Truckload Services, Inc. (NASDAQ: UACL), announced today the planned release of third quarter 2015 financial results after the market closes on Thursday, October 22, 2015.

Based on currently available information, we expect to report income from operations in the range of $14.6 million to $16.5 million, on total operating revenues anticipated to range from $283.0 million to $290.0 million. This compares to $23.0 million of operating income in the third quarter of 2014 on revenues totaling $302.1 million. We anticipate earnings per diluted share in the range of $0.27 to $0.31 for the third quarter of 2015, compared to $0.44 per share in third quarter 2014.

Universal’s financial performance reflects continuing soft demand for truckload transportation services from customers in the steel, energy and selected industrial sectors. Our logistics operations generally continue to operate at anticipated volume levels, but foreign currency impacts and implementation costs at certain operations have restrained operating margins somewhat. Price momentum for our intermodal business has slowed, dampening the rate of growth seen in recent quarters.

Quarterly Earnings Conference Call Dial-in Details

We invite investors and analysts to our quarterly earnings conference call:

Time:	10:00 AM EDT
Date:	Friday, October 23, 2015
Call Toll Free:	(866) 622-0924
International Dial-in:	+1 (660) 422-4956
Conference ID:	51064393

During the call, Jeff Rogers, CEO, and David Crittenden, CFO, will discuss Universal’s third quarter 2015 financial performance, the demand outlook in our key markets, the impact of pricing, fuel surcharges and foreign currency changes on our revenues and profits, and other trends impacting our business.

A replay of the conference call will be available beginning two hours after the call through November 19, 2015, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 51064393. The call will also be available on investors.goutsi.com.

About Universal

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, intermodal, and value-added services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.